EXHIBIT (21)

                         SUBSIDIARIES OF REGISTRANT

                                                   STATE OR COUNTRY
       NAME OF SUBSIDIARY                          OF INCORPORATION
       ------------------                          ----------------

AtoHaas Canada Inc.                                Canada
AtoHaas Mexico Inc.                                Delaware
AtoHaas Americas Inc.                              Delaware
AtoHaas Delaware Inc.                              Delaware
AtoHaas Foreign Sales Corporation                  U.S. Virgin Islands
Beijing Eastern Rohm and Haas Company, Limited     China
Japan Acrylic Chemical Company, Ltd.               Japan
Maquiladora General de Matamoros, S.A. de C.V.     Mexico
Polytribo, Inc.                                    Delaware
P.T. Rohm and Haas Company Indonesia               Indonesia
Rohm and Haas Australia Pty. Ltd.                  Australia
Rohm and Haas (Bermuda), Ltd.                      Bermuda
Rohm and Haas Canada Inc.                          Canada
Rohm and Haas Capital Corporation                  Delaware
Rohm and Haas Chemical (Thailand) Ltd.             Thailand
Rohm and Haas China, Inc.                          Delaware
Rohm and Haas Colombia S.A.                        Colombia
Rohm and Haas Credit Corporation                   Delaware
Rohm and Haas Deutschland GmbH                     Germany
Rohm and Haas Equity Corporation                   Delaware
Rohm and Haas Espana S.A.                          Spain
Rohm and Haas Finance Company                      Delaware
Rohm and Haas Foreign Sales Corporation            U.S. Virgin Islands
Rohm and Haas France S.A.                          France
Rohm and Haas Holdings Ltd.                        Bermuda
Rohm and Haas Italia S.r.l.                        Italy
Rohm and Haas Japan K.K.                           Japan
Rohm and Haas Latin America, Inc.                  Delaware
Rohm and Haas Mexico S.A. de C.V.                  Mexico
Rohm and Haas New Zealand Limited                  New Zealand
Rohm and Haas Nordiska AB                          Sweden
Rohm and Haas Performance Plastics, Inc.           Delaware
Rohm and Haas Philippines, Inc.                    Philippines

                                                                  EXHIBIT (21)

                                                   STATE OR COUNTRY
       NAME OF SUBSIDIARY                          OF INCORPORATION
       ------------------                          ----------------

Rohm and Haas Quimica Ltda.                        Brazil
Rohm and Haas RohMax Holdings Inc.                 Delaware
Rohm and Haas (Scotland) Limited                   England
Rohm and Haas Singapore (Pte.) Ltd.                Singapore
Rohm and Haas Slovenia                             Slovenia
Rohm and Haas Taiwan Inc.                          Taiwan
Rohm and Haas Texas Incorporated                   Texas
Rohm and Haas (UK) Limited                         England
Shipley Company L.L.C.                             Massachusetts
Shipley Europe Limited                             England
Shipley Far East Limited                           Japan


NOTE: All subsidiaries listed are greater than 50% owned, directly or indirectly, by Rohm and Haas Company. The company owns a number of other domestic and foreign subsidiaries which are involved primarily in sales activities. These subsidiaries, either singly or in the aggregate, are not significant and their accounts are not included in the consolidated financial statements.



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